Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Tim Carter, President and Chief Executive Officer and Deborah B. Wilkinson, Executive Vice President and Chief Financial Officer of OmniAmerican Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2009 and that to the best of their knowledge:
1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and
2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 24, 2010	/s/ Tim Carter
Date	Tim Carter
President and Chief Executive Officer

March 24, 2010	/s/ Deborah B. Wilkinson
Date	Deborah B. Wilkinson
Executive Vice President and Chief Financial Officer
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.
A signed original of this written statement required by Section 906 has been provided to OmniAmerican Bancorp, Inc. and will be retained by OmniAmerican Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.